Exhibit 99.1

Approved on July 27, 2016

Overstock.com, Inc.

Executive Retention Plan

The Company considers it essential to the best interests of its stockholders to retain senior-level executives and to foster the continuous employment of key management personnel.  In this connection, the Board of Directors of the Company (as it may be constituted from time to time, the “Board”), and the Compensation Committee (as it may be constituted from time to time, the “Committee”) of the Board, recognize that from time to time uncertainty among members of management may result in the distraction or departure of management personnel to the detriment of the Company and its stockholders.

The Board and the Committee have determined that steps should be taken to help ensure the continuity of management.  In order to induce the Company officers and other key personnel employed by Overstock, defined below, designated by the Board (each, a “Participant”), to remain in the employ of Overstock, and in consideration of a Participant’s further services to Overstock, the Company agrees that effective as of the date on which a Participant signs a Consent to Accept Plan Benefits and Unconditional Release in the form of Schedule A (“Consent to Accept Plan Benefits”), such Participant will be entitled to receive the severance benefits from the Company described in this Executive Retention Plan (“Retention Plan”) in the event any such Participant Separates from Service (as defined below) from the Company or a subsidiary of the Company who is the Participant’s direct employer (the Company and any such employing subsidiary, “Overstock”) under the circumstances described below.

The Board has full authority to designate individuals employed by Overstock as Participants, and may delegate such authority to the Committee at any time.  The Committee is also the Administrator of the Company’s 2005 Equity Incentive Plan (as amended and as it may be amended after the date hereof, the “Equity Incentive Plan”) and, as such, has full authority to take the actions described herein relating to the Equity Incentive Plan.  The Board has full authority to take any action relating to this Retention Plan that might or could have been taken by the Committee.

It is a condition to eligibility to receive benefits under this Retention Plan that, during the term of the Retention Plan, each Participant waive any and all severance benefits to which he or she might otherwise have been entitled under any prior agreement or arrangement with the Company or policy of the Company, other than any right to acceleration of any unvested awards under the Equity Incentive Plan, should the Participant Separate from Service to Overstock, and this Retention Plan supersedes and replaces in all respects any rights a Participant had to any such benefits from the Company other than as set forth herein or in the Equity Incentive Plan.

1.                                      Term of Retention Plan.  The term of this Retention Plan runs until December 31, 2016, subject to extension by the Board.  This Retention Plan shall continue in effect with respect to a Participant until the earliest of (i) any termination of such Participant’s employment that is not an Involuntary Termination; (ii) the Company’s satisfaction of all of its obligations to the Participant under this Retention Plan; (iii) the execution of a written agreement between the Company and the Participant terminating his or her rights under this Retention Plan; (iv) December 31, 2016 (or such later date as may be specified by the Board), if the Participant has not experienced an Involuntary Termination on or prior to December 31, 2016 (or such later date as may be specified by the Board); and (v) the Release Deadline Date (as defined in Section 3(c) below) if the Release described in Section 3 has not then become effective with respect to the Participant.

2.                                      Definitions.  As used in this Retention Plan:

(a)                                 “Base Salary” means the annualized base salary rate that a Participant was being paid by the Company on July 27, 2016.

(b)                                 “Cause” for termination of a Participant’s employment will exist only in the event that the Committee determines, in its sole discretion, that any one or more of the following have occurred:

(i)                                     willful neglect, failure or refusal by the Participant to perform his or her employment duties (except resulting from the Participant’s incapacity due to illness) as reasonably directed by his or her employer;

(ii)                                  willful misconduct by the Participant in the performance of his or her employment duties;

(iii)                               material failure by the Participant to comply with Overstock’s written policies or rules, as they may be in effect from time to time;

(iv)                              the Participant’s indictment for a felony (other than traffic related offense) or a misdemeanor involving moral turpitude; or

(v)                                 the Participant’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company or any of its “affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934) or Subsidiaries, including, but not limited to, an act constituting misappropriation or embezzlement of property.  For purposes of this Retention Plan, “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(d)                                 “Company” means Overstock.com, Inc., a Delaware corporation, and any successor as provided in Section 9 below.

(e)                                  “Disability” means that, at the time a Participant Separates from Service, he or she has been unable to perform the duties of his or her position for a period of 180 consecutive days as the result of the Participant’s incapacity due to physical or mental illness.  Any question as to the existence of the Participant’s Disability upon which the Participant and the Company cannot agree will be determined by a qualified independent physician who will have been jointly selected by (i) a physician selected by the Participant (or, if the Participant is unable to make such selection, by any adult member of the Participant’s immediate family), and (ii) a physician selected by the Company.  The determination of such physician made in writing to the Company and to the Participant will be final and conclusive for all purposes of this Retention Plan.

(f)                                   “Involuntary Termination” means a Separation from Service due to termination of Participant’s employment by Overstock without Cause.  A termination of employment as a result of the Participant’s death or Disability or for Cause is not considered an Involuntary Termination.  Any termination of employment by a Participant, regardless of any reason therefor, is also not considered an Involuntary Termination.  No constructive termination or other circumstances, including but not limited to reassignments of any nature, demotions or compensation decreases, will constitute an Involuntary Termination unless the circumstance is a Separation from Service due to termination of Participant’s employment by Overstock without Cause as determined by the Committee.

(g)                                  “Key Employee” means an employee who is determined by the Company to be a “specified employee” in accordance with Section 409A.

(h)                                 “Section 409A” means Section 409A of the Code, together with final regulations promulgated thereunder and any other written interpretive guidance issued by the Department of Treasury or the Internal Revenue Service.

(i)                                     “Separation from Service” or “Separates from Service” means a termination of employment with Overstock that the Company determines is a “separation from service” in accordance with Section 409A.

(j)                                    “Termination Date” means the date of a Participant’s Involuntary Termination.

3.                                      Compensation Upon Involuntary Termination.  Subject to Sections 4 and 5 below, if a Participant experiences an Involuntary Termination during the term of the Retention Plan, then subject to his or her timely signing and not revoking a separation agreement and comprehensive general release of all claims he or she may have against Overstock and its officers, directors, employees, agents, and other persons, entities, or plans affiliated with Overstock, including without limitation any claims arising out of or relating to his or her employment with Overstock or the termination of his or her employment with Overstock (the “Release”) in a form satisfactory to the Company, which form will include confidentiality, non-disparagement, and nonsolicit provisions:

(a)                                 The Participant will be entitled to receive a lump sum severance payment in cash in an amount equal to his or her Base Salary, subject to subsection (c) and to Sections 4 and 5 below.

(b)                                 The Participant will be entitled to the following treatment of his or her Equity Awards (as defined below):

(i)                                     Each outstanding grant of unvested Company restricted stock or restricted stock units held by the Participant as of the Termination Date (collectively, the “Equity Awards”) will immediately be vested as to that portion of the grant that would vest during the 12 months following the Termination Date as of the Termination Date.  The Participant will be entitled to exercise any Company stock options (“Option Rights”) until the expiration of 90 days following the Payment Date, as defined below (or until such later date as may be applicable under the terms of the award agreement governing the Option

Right upon termination of employment), subject to the maximum full term of the Option Right.  To the extent an Equity Award is subject to a Section 409A payment restriction, vesting of such Equity Award will be accelerated as specified above but settlement shall be made in accordance with the terms of the Equity Incentive Plan, any applicable award agreement governing the Equity Award and the requirements of Section 409A; and

(ii)                                  Notwithstanding anything to the contrary above, in no event will performance-based Equity Awards (other than Option Rights) intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code with respect to which the applicable performance goal has not already been achieved be accelerated under this subsection 3(b).

(c)                                  Subject to Section 5 below, all payments and benefits under subsection (a) above and the effective date of any acceleration of vesting under subsection (b) above as to any Equity Awards held by the Participant will be made, commence or will become effective no later than the 65th day following the Termination Date, with such date referred to as the “Payment Date”.   The Company will provide the Release to the Participant no later than five business days following the Participant’s Termination Date.  A Participant will not be entitled to any payment or acceleration under subsection (a) or (b) above if the Participant’s Release has not become effective as of the third business day preceding the Payment Date (the “Release Deadline Date”) or the Participant revokes the Release.

(d)                                 The Company will have no obligation hereunder to make any payment or offer any benefits to a Participant under this Section 3 if he or she Separates from Service under any circumstances that do not constitute an Involuntary Termination.

4.                                      Parachute Payments.  In the event that any payment or benefit received or to be received by a Participant in connection with his or her Involuntary Termination (collectively, the “Severance Parachute Payments”) would (a) constitute a parachute payment within the meaning of Section 280G of the Code or any similar or successor provision to Section 280G of the Code and (b) but for this Section 4, be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 of the Code (the “Excise Tax”), then such Severance Parachute Payments will be either:

(i)                                     delivered in full, or

(ii)                                  delivered as to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and payroll taxes and the Excise Tax, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.  Unless the Company and the Participant otherwise agree in writing, any determination required under this Section 4 will be made in writing in good faith by a “Big Four” national accounting firm selected by the Company (the “Accountants”).  If a reduction in the payments or benefits is required under this Section 4, and if none of the payments or benefits is subject to Section 409A, then the reduction will occur in the manner a Participant elects in writing prior to the date of payment; provided however that if the manner elected by the Participant pursuant to this sentence could in the opinion of the Company result in any of the payments or benefits becoming subject to Section 409A, then the following sentence will instead apply.  If any payment or benefit is subject to Section 409A or a Participant fails to elect an order under the preceding sentence, then the reduction will occur in the following order: (i) cancellation of acceleration of vesting on any Option Rights for which the exercise price exceeds the then fair market value of the underlying equity; (ii) reduction in the cash payments provided for under Section 3(a); and (iii) cancellation of acceleration of vesting of Equity Awards not covered under (i) above; provided, however, that in the event that acceleration of vesting of Equity Awards is to be cancelled, such acceleration of vesting will be cancelled in the reverse order of the date of grant of such Equity Awards, that is, later Equity Awards will be canceled before earlier Equity Awards.  For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code.  Any good faith determination of the Accountants made hereunder will be final, binding and conclusive upon the Company and the Participant.  The Company and the Participant must furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4.  The Company will bear all costs the Accountants may incur in connection with any calculations contemplated.

5.                                      Section 409A.  To the fullest extent applicable, amounts and other benefits payable under this Retention Plan are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A.  To the extent that any amount or benefit provided under this Retention Plan is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation under Section 409A, this Retention Plan is intended to comply with the applicable requirements of Section 409A with respect to such amounts or benefits so as to avoid the application of Section 409A(a)(1) to any amount or benefit provided for in this Retention Plan.  To the extent possible, this Retention Plan will be interpreted and administered in a manner consistent with the foregoing statement of intent.  For purposes of Section 409A and to the extent applicable, each payment and benefit under Sections 3(a) and 3(b) is designated as a separate payment.  If the Company determines that a Participant is a Key Employee at the time of the Participant’s Involuntary Termination, then (i) to the extent such payments or benefits are subject to Section 409A, (ii) to the extent necessary to avoid any portion of such payments and benefits being subject to Code Section 409A(a)(1), and (iii) notwithstanding anything to the contrary in Section 3(c) above, such amounts and benefits provided for will be paid, commence or be distributed, as applicable, in a lump sum on or as of the first business day of the seventh month after a Participant’s Involuntary Termination.  Notwithstanding anything to the contrary in Section 3(c) above, if distribution as required under Section 3(c) of shares or other property with respect to Equity Awards the vesting of which has been accelerated under Section 3(b)(ii) would subject such awards to adverse tax consequences under Section 409A, then the shares or property will be distributed only at the time(s) and according to the schedule on which such distributions were scheduled to be made under the original terms of the award agreement(s) governing the Equity Awards.  To the extent required to avoid accelerated recognition of taxable income or imposition of additional tax under Section 409A, the amount of any reimbursements or in-kind benefits provided during a taxable year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided in any other taxable year.  Any required reimbursement of an amount under the Retention Plan will be made on or before the last day of the Participant’s taxable year following the taxable year in which the expense was incurred.  Any right to reimbursement or to in-kind benefits is not subject to liquidation or exchange for another benefit.

6.                                      Notice of Termination of Employment.  During the term of the Retention Plan, any termination of the Participant’s employment by Overstock will be communicated by written notice of termination from Overstock to the Participant. The notice of termination shall state whether the termination is for Cause.

7.                                      No Mitigation.  No Participant will be required to mitigate the amount of any payment provided for in Section 3 hereof by seeking other employment or otherwise, nor will the amount of such payment be reduced by reason of compensation or other income a Participant receives for services rendered after his or her Involuntary Termination from Overstock.

8.                                      Exclusive Remedy.  In the event of a Participant’s Involuntary Termination during the term of the Retention Plan, the provisions of Section 3 are intended to be and are exclusive with respect to the rights and obligations of the Company to the Participant and in lieu of any other rights or remedies to which the Participant or the Company may otherwise be entitled (including any contrary provisions in any employment agreement between the Participant and Overstock), whether at law, tort or contract, in equity.

9.                                      Company’s Successors.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the obligations of the Company under this Retention Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  As used in this Section 9, the “Company” includes any successor to its business or assets as aforesaid that executes and delivers this Retention Plan or that otherwise becomes bound by all the terms and provisions of this Retention Plan by operation of contract or law.

10.                               Notice.  All notices, deliveries and other communications provided for in this Retention Plan must be in writing and will be deemed given if delivered by a globally recognized express delivery service to the Company or any Participant at the address shown or referenced below.  Any such notice, delivery or communication will be deemed to have been delivered and received on the business day that receipt by the addressee is confirmed pursuant to the service’s systems.  The Company and any Participant may update their respective addresses for notice by giving the other written notice of the new address.  Any notice given to the Company regarding this Retention Plan or any matter relating to this Retention Plan must expressly reference this Retention Plan.

If notice is given to the Company, the Committee or the Board:

Overstock.com, Inc.

6350 South 3000 East

Salt Lake City, Utah 84121

Attn: Chief Legal Officer

If notice is given to the Participant:

To the Participant’s home address on file with Overstock.

11.                               Retention Plan Modification and Termination.  Except as set forth below, no provision of this Retention Plan may be modified or terminated prior to the expiration of the term of the Retention Plan set forth in Section 1 above, unless as to a Participant such modification or termination is agreed to in writing and signed by such affected Participant and by an authorized member of the Committee or its designee, or by the respective parties’ legal representatives or successors; provided however that the Committee shall have full authority to interpret the provisions of this Retention Plan to the extent necessary to resolve any issue that may arise under this Retention Plan.  The consent requirement of the preceding sentence will not apply to the extent that amendments extend the term of this Retention Plan or provide additional benefits to Participants or are deemed reasonably necessary by the Company so that the Retention Plan will comply with applicable law (including Section 409A).  Notwithstanding anything to the contrary, no amendment will be made if it would result in a delay or acceleration in payment, receipt of benefits or distribution of shares that causes Code Section 409A(a)(1) to apply to payments or benefits hereunder.

12.                               Entire Agreement.  This Retention Plan represents the entire agreement between each Participant and the Company with respect to the matters set forth herein and supersedes and replaces any prior agreements regarding the subject matter hereof between the Company or the Committee and any Participant in their entirety.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Retention Plan have been or will be made by the Company or the Committee except to the extent they are expressly set forth herein.  No future agreement between a Participant and the Company or the Committee may supersede this Retention Plan as it applies to the Participant, unless it is in writing signed by both (a) the Company or the Committee, and (b) such Participant, and specifically makes reference to this Retention Plan.  Nothing in this Retention Plan is intended to eliminate any benefits to which a Participant may entitled under the Equity Incentive Plan.

13.                               Participant’s Successors.  Benefits and rights provided under this Retention Plan will inure to the benefit of and be enforceable by a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If a Participant should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Retention Plan to the Participant’s devisee, legatee, or other designee or, if there be no such designees, to his or her estate.

14.                               Funding.  This Retention Plan will be unfunded.  Any payment made under this Retention Plan will be made from the Company’s general assets.

15.                               Waiver.  No waiver by the Company of any breach of, or of compliance with, any condition or provision of this Retention Plan by any Participant will be considered a waiver of any other condition or provision or of the same condition or provision at another time or by any other Participant.

16.                               Headings.  All captions and section headings used in this Retention Plan are for convenient reference only and do not form a part of this Retention Plan.

17.                               Validity.  The invalidity or unenforceability of any provision of this Retention Plan will not affect the validity or enforceability of any other provisions of this Retention Plan, which will remain in full force and effect.

18.                               Withholding.  All payments made pursuant to this Retention Plan will be subject to withholding of applicable income and employment taxes, and each Participant is responsible for all taxes of any nature whatsoever that are required by law to be paid in connection with the benefits offered hereunder.

19.                               Applicable Law.  This Retention Plan will be interpreted and enforced in accordance with the laws of the State of Utah (with the exception of its conflict of laws provisions).

20.                               Settlement of Disputes.  In the event of a dispute between any Participant and the Company under this Retention Plan, Participant will provide notice of the dispute to the Company and the Committee in writing with a written claim for benefits that the Participant believes to be due.  The Committee will determine the disposition of such disputed claim.  Any denial by the Committee of a claim for benefits under the Retention Plan will be delivered to the Participant in writing and will set forth the specific reasons for the denial and the specific provisions of this Retention Plan relied upon.  The Committee will afford a reasonable opportunity to the Participant for a review of the decision denying a claim and will further allow the Participant to appeal to the Committee a decision within 60 days after notifications by the Committee that the Participant’s claim has been denied in whole or in part.  Any further dispute or controversy arising under or in connection with this Retention Plan will be settled exclusively by arbitration in Salt Lake City, Utah in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

Schedule A

Consent to Accept Plan Benefits and Unconditional Release

I agree and consent to the terms of the Overstock.com, Inc. (the “Company”) Executive Retention Plan (the “Retention Plan”).  Further, and for the avoidance of doubt, I acknowledge and agree that by signing below I am waiving any and all existing rights to severance or other compensation or benefits to be provided to me by the Company, any successor thereto or any subsidiary of either that employs me (collectively, “Overstock”) in connection with a Separation from Service (as defined in the Retention Plan) from Overstock for any or no reason, that occurs during the term of the Retention Plan that I may otherwise be entitled to pursuant to any agreement, plan or arrangement (formal or informal, oral or written) with Overstock (other than the Company’s 2005 Equity Incentive Plan, to the extent I hold any awards thereunder) that may exist as of the date indicated below.  This waiver does not waive or change any rights or benefits to which I am entitled under any written agreement with Overstock in the event my employment is terminated under circumstances that do not constitute an Involuntary Termination under the Retention Plan.

Signature of [Name]

Overstock.com, Inc.

By:
Title:
Dated: